FORM 8-A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

GLOBAL-SMART.TECH INC.

(Exact name of registrant as specified in its charter)

Wyoming	98-1664763
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Kava b.b., 85320, Tivat, Montenegro

(Address, including ZIP Code

of registrant’s of Principal Executive Offices)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☑

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of exchange on which each class is to be registered
None	None

Securities Act registration statement file number to which this form relates: 333-267740

Securities to be registered pursuant to Section 12(g) of the Act:

Common Shares, par value US$0.001 per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the securities to be registered by Global-Smart.Tech Inc., a Wyoming corporation (the “Registrant”), is contained in the sections entitled “Prospectus Summary,” “Dividend Policy,” and “Description of Securities” contained in the prospectus included in the Registrant’s Registration Statement on Form S-1 under the Securities Act of 1933 (No. 333-267740), as originally filed with the Securities and Exchange Commission on October 4, 2022, and as subsequently amended prior to effectiveness, and as will be set forth in any prospectus filed in accordance with Rule 424(b) thereunder, which description is incorporated herein by reference.

Item 2. Exhibits

The documents listed below are filed as exhibits to this Registration Statement on Form 8-A and are incorporated by reference from the documents specified, which have been filed with the Securities and Exchange Commission:

Exhibit No.
1.	The Registrant’s Registration Statement on Form S-1 (No. 333-267740) (the “Registration Statement”), as filed with the Securities and Exchange Commission on October 4, 2022 and as subsequently amended – incorporated herein by reference.

2.	Articles of Incorporation of Global-Smart.Tech. incorporated herein by reference to Exhibit 3.1 to the Registration Statement.

3.	Bylaws of Global-Smart.Tech. incorporated herein by reference to Exhibit 3.2 to the Registration Statement.

4.	Form of Subscription Agreement incorporated herein by reference to Exhibit 99.1 to the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL-SMART.TECH INC.

Dated: September 16, 2025	By:	/s/ Yehor Rodin
Yehor Rodin
President, Secretary, Treasurer, Director (Principal Executive, Financial and Accounting Officer)